EXHIBIT 10C
                              EMPLOYMENT AGREEMENT


                   This Employment Agreement ("Agreement"), made as of this 24th day of June, 1996 (but effective as of April 19, 1996), by and between SUNBEAM CORPORATION, a Delaware corporation (the "Corporation"), and CHARLES J. THAYER ("Executive").

                              W I T N E S S E T H:

                   WHEREAS, Executive is currently a director of the Corporation; and

                   WHEREAS, the Corporation desires to employ Executive on a part-time basis for the Term (as defined herein) and Executive is willing to make his services available to the Corporation on the terms and conditions set forth below;

                   NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, IT IS AGREED:

                   1. EMPLOYMENT. The Corporation hereby employs Executive and Executive hereby accepts employment with the Corporation on the terms and conditions set forth in this Agreement.

                   2. TERM. The term of Executive's employment hereunder (the "Term") shall commence on April 19th, 1996 and, subject to Paragraph 5 hereof, shall end on the first to occur of December 31, 1996 or 30 days following the employment by the Corporation of a new Chief Executive Officer.

                   3. DUTIES. During the Term, Executive shall serve as Vice Chairman of the Corporation reporting and responsible directly to the Chairman of the Corporation's Executive Committee and to the Board of Directors of the Corporation. In his position, Executive,


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shall have such powers and duties as may from time to time be prescribed by them, including general oversight responsibility for all corporate office functions of the Corporation. Executive shall devote approximately one-half of his working time and efforts to the business and affairs of the Corporation.

                   4. COMPENSATION. Executive's compensation for the services performed under this Agreement shall be as follows:

                       A. BASE SALARY. Executive shall receive a base salary of $25,000 per month ("Base Salary"), payable in full on the first day of each month, with the initial payment for April to be unreduced and, if not heretofore paid, to be paid upon execution of this Agreement. In the event Executive's employment hereunder is terminated by the Corporation for any reason other than Cause (as hereafter defined) or by Executive in the event of a material breach of this Agreement by the Corporation prior to receipt of an aggregate of $150,000 of Base Salary, Executive will be paid at termination the difference between $150,000 and the aggregate amount of Base Salary theretofore paid. In the event Executive's employment hereunder is terminated by Executive for any reason other than material breach of this Agreement by the Corporation, or by reason of his death or disability, Executive will be entitled to Base Salary only through the end of the month in which such termination occurs.

                       B. BONUS COMPENSATION. In addition to the Base Salary, Executive shall receive minimum bonus compensation in an amount equal to the total amount received pursuant to Section 4(A)

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of this Agreement unless Executive's employment hereunder is terminated by the
Corporation for Cause (in which case, no bonus compensation shall be payable). The minimum bonus compensation will be due in its entirety promptly upon the expiration of the Term or the earlier termination of this Agreement.


                       C. STOCK OPTIONS. Executive will be granted an option to purchase 45,000 shares of the Corporation's Common Stock under the terms of the Corporation's stock option plan. The option shall be granted within forty five
(45) days from the date of the execution of this Agreement and shall vest in its entirety (a) upon the expiration of the Term, or (b) upon the earlier termination of Executive's employment hereunder (i) by the Corporation for any reason (other than for Cause), (ii) by Executive in the event of a material breach of this Agreement by the Corporation or (iii) by reason of Executive's death or disability. In the event that Executive's employment hereunder is terminated by the Corporation for Cause or by Executive for any reason other than a material breach of this Agreement by the Corporation, the option shall be forfeited.

                  5. TERMINATION OF EMPLOYMENT. This Agreement may be terminated at any time by the Corporation for any reason upon payment of the amounts due pursuant to Sections 4(A) and 4(B) of this Agreement, if any. This Agreement may also be terminated at any time by Executive for any reason, and shall automatically terminate upon his death or disability. As used herein, "disability" shall mean Executive's incapacity due to physical or mental

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illness to perform his duties hereunder for thirty (30) consecutive days. For the purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon (i) Executive's intentional refusal or failure to perform his duties hereunder and the continuation of such refusal or failure after reasonable notice and opportunity to cure has been given to Executive, or (ii) the engaging by Executive in misconduct which is demonstrably injurious to the Company, monetarily or otherwise.

                  6. REIMBURSEMENT FOR REASONABLE BUSINESS EXPENSES. The Corporation shall reimburse Executive for reasonable expenses incurred by him in compliance with the Corporation's existing policies and guidelines in connection with the performance of his duties pursuant to this Agreement, including, but not limited to, travel expenses and other reasonable business expenses.

                  7. INDEMNIFICATION. To the fullest extent permitted by Delaware law, the Corporation shall indemnify and hold Executive harmless against any and all liability, including reasonable attorneys' fees, arising out of any act or omission of the Executive performed in good faith in connection with his duties under this Agreement. Upon request of Executive, the Corporation will advance legal fees and costs arising from any third party claim in the manner and subject to the conditions provided by Delaware law.

                  8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to Executive's

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employment by the Corporation and supersedes any prior agreements between them, whether oral or written.

                  9. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant, or condition.

                  10. NOTICES. Any notice to be given hereunder shall be deemed sufficient if addressed in writing, and delivered by registered or certified mail or delivered personally or by fax, in the case of the Corporation, to its principal business office (Attention: General Counsel), and in the case of Executive, to his address appearing on the records of the Corporation or to such other address as he may designate in writing to the Corporation.

                  11. SEVERABILITY. In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

                  12. AMENDMENT. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto.

                  13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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                  14. BENEFIT. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Corporation, its successors and assigns and Executive, his heirs, beneficiaries and legal representatives. The rights and obligations of Executive are personal and may not be delegated or assigned without the Corporation's consent.

                  15. CONTINUATION OF EMPLOYMENT FOLLOWING EXPIRATION OF THE TERM. Unless the parties otherwise agree in writing, the continuation of Executive's employment with the Corporation beyond the expiration of the Term shall not be deemed to extend any of the provisions of this Agreement and Executive's employment may thereafter be terminated by Executive or by the Corporation at will.

                  IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day, month and year first above written.



                                             SUNBEAM CORPORATION



                                             By:  \S\PETER LANGERMAN
                                                ------------------------------
                                                  Peter Langerman
                                                  Chairman, Executive Committee




                                                   \S\CHARLES J. THAYER
                                                  ----------------------------
                                                    Charles J. Thayer





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